Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Securus Technologies, Inc.:
We consent to the use of our report dated March 28, 2007, with respect to the consolidated balance sheets of Securus Technologies, Inc. and subsidiaries (the Company) as of December 31, 2005 and 2006, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the 355 day period from January 12, 2004 (inception) to December 31, 2004 and the years ended December 31, 2005 and 2006, included herein; our report dated May 12, 2005, with respect to the consolidated statements of operations, stockholders’ equity, and cash flows of T-Netix, Inc. and subsidiaries for the 62 day period from January 1, 2004 to March 2, 2004, incorporated herein; and to the reference to our firm under the heading “Experts” in the prospectus.
Our report covering the December 31, 2006 financial statements of the Company refers to the adoption of Financial Accounting Standards Board No. 123(R), Share-Based Payment, on January 1, 2006.
/s/ KPMG LLP
Dallas, Texas
July 31, 2007